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                                                                     EXHIBIT 5.3

Writer's Direct Dial: (212) 225-2380
E-Mail: lsilverman@cgsh.com

                                  April 6, 2004

GlaxoSmithKline Capital Inc.
1105 North Market Street
Suite 1300, New Castle County
Wilmington, Delaware 19801

GlaxoSmithKline Capital plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England

GlaxoSmithKline plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England

Ladies and Gentlemen:

                  We have acted as special United States counsel to GlaxoSmithKline Capital Inc., a Delaware corporation, GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales ("GSK Capital plc"), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the "Guarantor"), in connection with the offering from time to time, together or separately and in one or more series, pursuant to a registration statement on Form F-3 (No. 333-104121) of (i) guaranteed debt securities of GSK Capital plc (the "Debt Securities") and (ii) guarantees of the Guarantor in respect of the Debt Securities (the "Guarantees" and, together with the Debt Securities, the "Securities") to be issued under an indenture dated as of April 6, 2004 (the "Indenture") among GSK Capital plc, the Guarantor and Citibank, N.A., as trustee (the "Trustee"). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement;" the related prospectus dated March 22, 2004, as first filed with the
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Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2)
under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Base Prospectus;" the prospectus supplement dated March 30, 2004, as first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the "Prospectus Supplement;" and the Base Prospectus and the Prospectus Supplement together are herein called the "Prospectus."

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) the Registration Statement and the documents incorporated by reference therein;

                  (b) the Prospectus and the documents incorporated by reference therein;

                  (c) the Debt Securities in global form as executed by GSK Capital plc and authenticated by the Trustee; and

                  (d) an executed copy of the Indenture, including the certificated form of Debt Securities.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of each of GSK Capital plc and the Guarantor and such other instruments and other certificates of public officials, officers and representatives of each of GSK Capital plc and the Guarantor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that any Debt Securities in certificated form issued in exchange for the Debt Securities in global form will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture.

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The Indenture has been duly executed and delivered by each of GSK Capital plc and the Guarantor under the law of the State of New York, and is a valid, binding and enforceable agreement of each of GSK Capital plc and the Guarantor.

                  2. (a)(i) The Debt Securities in global form have been duly executed and delivered by GSK Capital plc under the law of the State of New York and are, and (ii) the Debt Securities in certificated form when exchanged for interests in the Debt Securities in global form in accordance with the terms thereof and of the Indenture will be, the valid, binding and


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enforceable obligations of GSK Capital plc, entitled to the benefits of the
Indenture, and (b) the Guarantees have been duly executed and delivered by the Guarantor under the law of the State of New York and are the valid, binding and enforceable obligations of the Guarantor, entitled to the benefits of the Indenture.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of either GSK Capital plc or the Guarantor, (a) we have assumed that GSK Capital plc, the Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to either GSK Capital plc or the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and
(c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

                  The waiver of defenses contained in Section 6.01 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York's anti-champerty statute).

                  We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C.
Section 1332 does not exist.

                  The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

                                    Very truly yours,

                                    CLEARY, GOTTLIEB, STEEN & HAMILTON

                                    By: /s/  Leslie N. Silverman
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                                        Leslie N. Silverman, a Partner

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